                                                                      Exhibit 11

                       COMPUTATION OF EARNINGS PER SHARE
                      GULF STATES STEEL, INC. OF ALABAMA

                                                               Fiscal Year         Fiscal Year       For the period
                                                                  Ended               Ended          April 21, 1995
                                                               October 31,          October 31,      to October 31,
                                                               -----------          -----------      --------------
                                                                   1997                1996               1995
                                                                   ----                ----               ----
Net income (loss) before cumulative effect of
    accounting change                                          $(15,851,000)       $  (370,000)         $ 1,245,000

Cumulative effect of accounting change                           (2,647,000)                --                   --
                                                               ------------        -----------          -----------
Net income (loss)                                              $(18,498,000)       $  (370,000)         $ 1,245,000
                                                               ============        ===========          ===========

Shares:
    Weighted average common shares outstanding                    3,610,000          3,610,000            3,610,000

    Net effect of dilutive put warrants and stock
       options based on the treasury stock method                       N/A                N/A              189,838
                                                               ------------        -----------          -----------
    Weighted average common and common
        equivalent shares outstanding                             3,610,000          3,610,000            3,799,838
                                                               ============        ===========          ===========
Net income (loss) per share before cumulative
    effect of accounting change                                $      (4.39)       $      (.10)         $       .33

Cumulative effect of accounting change                                 (.73)                 --                  --
                                                               ------------        -----------          -----------


Net income (loss) per share                                    $      (5.12)       $      (.10)         $       .33
                                                               ============        ===========          ===========
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